[LETTERHEAD OF MIDLANTIC APPEARS HERE]



May 7, 1996


Mr. Steven Wolf, CFO
Ryka, Inc.
555 S. Henderson Road
King of Prussia, Pa. 19406

RE: Loan and Security Agreement, dated as of July 31, 1995 (herein call the "Agreement") as entered into between RYKA, INC. ("Borrower"), a Delaware Corporation, and MIDLANTIC BANK N.A. ("Bank"), a National Banking Company.

Dear Steven,

In response to your recent advisement and request pursuant to the Agreement, please be advised that the Bank agrees to waive its rights to declare an event of default as a result of Borrower's violation of the following covenants, said waiver effective through May 31, 1996 for Section 6.01 (M)(2).


     SECTION 6.01 (M)(2)

          Borrower will at all times be in compliance with the following financial covenants:

               Leverage Ratio of not more than 1.50 to 1 as of the Closing and
               1.75 to 1 as of December 31, 1995 and at all times thereafter.

This waiver does not apply to any other terms, conditions or covenants. Furthermore the above waiver should not be construed as a waiver of said covenants for any other period beyond May 31, 1996.

All Other Terms, Conditions And Covenants Remain In Full Force And Effect.


Sincerely,

/s/ Joseph G. Meterchick

Joseph G. Meterchick
Vice President

[LETTERHEAD OF MIDLANTIC APPEARS HERE]



April 30, 1996


Mr. Steven Wolf, CFO
Ryka, Inc.
555 S. Henderson Road
King of Prussia, PA. 19406

RE: Loan and Security Agreement, dated as of July 31, 1995 (herein call the "Agreement") as entered into between RYKA, INC. ("Borrower"), a Delaware Corporation, and MIDLANTIC BANK N.A. ("Bank"), a National Banking Company.

Dear Steven,

In response to your recent advisement and request pursuant to the Agreement, please be advised that the Bank agrees to waive its rights to declare an event of default as a result of Borrower's violation of the following covenants, said waiver effective through May 31, 1996 for Section 3.04 (A), (B), and Section
3.03 (C), (D), and Section 6.01 (M) (1).


       SECTION 3.03

             (C) Borrower shall have received the cash sum of not less than $2,000,000 as equity or subordinated indebtedness, which in the case of subordinated indebtedness shall be fully and unconditionally subordinated in all respects to Borrower's obligations to Bank.

             (D) Bank shall have received a Support Agreement from Rubin and MR. L.L.C. under which they unconditionally agree to provide or cause to be provided by them or by any other Person a cash infusion to Borrower after Closing under the terms and conditions set forth therein if Borrower's Tangible Net Worth is from time to time less than $2,000,000. No such funding may directly or indirectly be provided by Guarantor unless cash funds in a like amount are received for such purpose by Guarantor (as equity or subordinated debt, under agreements acceptable to Bank) from either of Rubin or MR. L.L.C. or any other Person(s) contemporaneously with such funding.

       SECTION 3.04  Post-Closing Conditions:
                     ------------------------

             (A) Borrower covenants and agrees that within thirty days following Closing, Borrower shall obtain credit insurance with respect to all or a substantial portion of its accounts receivable, a copy of the policy for which shall, within such period, be delivered to and approved by Bank.

         (B) Within thirty days following Closing, Bank shall receive a current pro forma balance sheet for Borrower prepared as of the date of submission thereof which shall reflect a Tangible Net Worth, plus Subordinated Indebtedness for Borrower of not less than $2,000,000 prior to transaction costs associated with the acquisition by Rubin or his affiliate stock of Borrower and all transactions related thereto and evidence satisfactory to Bank that indebtedness of Borrower existing immediately prior to the Closing of at least $1,500,000 has been forgiven or waived.


     SECTION 6.01 (M)(1)

         Borrower will at all times be in compliance with the following financial covenants:

             Tangible Net Worth of not less than $1,500,000 as of the Closing and $2,000,000 as of thirty days following Closing and at all times thereafter; and

This waiver does not apply to any other terms, conditions or covenants. Furthermore the above waiver should not be construed as a waiver of said covenants for any other period beyond May 31, 1996.

All Other Terms, Conditions And Covenants Remain In Full Force And Effect.





Sincerely,

/s/ Joseph G. Meterchick
Joseph G. Meterchick
Vice President

                [K.P.R. SPORTS INTERNATIONAL LOGO APPEARS HERE]


May 6, 1996


Steve Wolf
Chief Financial Officer
555 South Henderson Road
King of Prussia, PA. 19406

Dear Steve:

In connection with Loan and Securities Agreement dated as of July 31, 1995 between RYKA and KPR Sports International, Inc., we hereby waive through May 31, 1996 the default with the regard to the minimum tangible net worth and leverage ratio requirements.

Sincerely

/s/ Michael Rubin
Michael Rubin
President
KPR Sports International







K.P.R SPORTS INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
[OFFICE LOCATIONS APPEAR HERE]